UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 2, 2013 (May 1, 2013)

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POOL CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	0-26640	36-3943363
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

109 Northpark Boulevard, Covington, Louisiana	70433-5001
(Address of principal executive offices)	(Zip Code)

985-892-5521
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.
(e) As noted in the Item 5.07 disclosure below, the stockholders of Pool Corporation (the Company) approved the Pool Corporation Strategic Plan Incentive Program (the SPIP) at the Annual Meeting of Stockholders on May 1, 2013. The SPIP is a cash-based, medium term pay for performance program and was presented to stockholders for approval in order to qualify the compensation awarded under the SPIP as deductible performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended. The SPIP, which will be administered by the Compensation Committee of the Company's Board of Directors (the Committee), will be used for three-year performance periods beginning in fiscal year 2013 and future years, unless terminated earlier by the Committee.
Executive officers and senior management are eligible to participate in the SPIP when designated by the Committee. All of our named executive officers have been designated as Group I participants in the SPIP for the performance period beginning in 2013. Under the SPIP, participants are eligible to earn an award based upon the Company's earnings per share growth at a compounded annual rate of at least 10% during each three-year performance period. The Committee shall establish in writing the earnings per share baseline within the first 90 days of each performance period. No participant may be paid an award under the SPIP of more than $1,500,000 during any fiscal year.
This brief summary of SPIP is qualified in its entirety by the terms of the SPIP, a copy of which is filed as Exhibit 10.1 to this report on Form 8-K.

Item 5.07  Submission of Matters to a Vote of Security Holders.

(a)  Annual Meeting of Stockholders

The Annual Meeting of Stockholders of Pool Corporation was held on May 1, 2013.

(b)  Voting Results

Stockholders elected eight directors to serve a one-year term or until their successors are elected and qualified.  The final votes with respect to each director were as follows:

	Number of Shares
	For	Withheld	Broker Non-Votes
Andrew W. Code	41,150,297	971,546	2,787,965
James J. Gaffney	41,956,828	165,015	2,787,965
George T. Haymaker, Jr.	41,266,051	855,792	2,787,965
Manuel J. Perez de la Mesa	42,008,455	113,388	2,787,965
Wilson B. Sexton	41,974,278	147,565	2,787,965
Harlan F. Seymour	42,072,433	49,410	2,787,965
Robert C. Sledd	41,151,246	970,597	2,787,965
John E. Stokely	41,890,193	231,650	2,787,965

Stockholders ratified the retention of Ernst & Young LLP, certified public accountants, as our independent registered public accounting firm for the fiscal year ending December 31, 2013.  The final votes were as follows:

Number of Shares
For	Against	Abstain	Broker Non-Votes
44,691,815	216,029	1,964	—

Stockholders approved, on an advisory and non-binding basis, the compensation of our named executive officers (the say-on-pay vote).  The final votes were as follows:

Number of Shares
For	Against	Abstain	Broker Non-Votes
40,619,963	1,211,393	290,487	2,787,965

Stockholders approved the Pool Corporation Strategic Plan Incentive Program.  The final votes were as follows:

Number of Shares
For	Against	Abstain	Broker Non-Votes
42,000,856	102,537	18,450	2,787,965

Item 7.01  Regulation FD Disclosure.

On May 2, 2013, Pool Corporation issued the press release included herein as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

10.1	Pool Corporation Strategic Plan Incentive Program
99.1	Press release issued by Pool Corporation on May 2, 2013, announcing the declaration of an increased quarterly cash dividend and the voting results of its annual meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POOL CORPORATION

By:	/s/ MARK W. JOSLIN
Mark W. Joslin
Vice President and Chief Financial Officer

Dated: May 2, 2013